Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Falcon’s Beyond Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share			Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share, underlying Private Placement Warrants (Secondary)	457(c)	1,673,011	(2)		$12.06	(3)	$20,176,512.66	0.00014760	$2,978.05	(13)

		Series A Preferred Stock, par value $0.0001 per share, underlying Private Placement Warrants (Secondary)	457(c)	1,441,123	(4)		$12.06	(5)	$17,379,943.38	0.00014760	$2,565.28	(13)

	Equity	Class A common stock, par value $0.0001 per share (Secondary)	457(c)	131,009,117	(6)		$15.23	(7)	$1,995,268,851.91	0.00014760	$294,501.68	(13)

	Equity	Private Placement Warrants (Secondary)	457(i)	2,882,245	(8)	$	---	(9)	---	---	---

	Equity	Class A common stock, par value $0.0001 per share, underlying Public Warrants (Primary)	457(c)	60,996	(10)		$12.06	(3)	$735,611.76	0.00014760	$108.58	(13)

	Equity	Class A common stock, par value $0.0001 per share, underlying Private Placement Warrants (Primary)	457(c)	425,666	(11)		$12.06	(3)	$5,133,532.84	0.00014760	$757.71	(13)

	Equity	Series A Preferred Stock, par value $0.0001 per share, underlying Private Placement Warrants (Primary)	457(c)	366,667	(12)		$12.06	(5)	$4,421,997.99	0.00014760	$652.69	(13)

Fees Previously Paid
	Carry Forward Securities

Carry Forward Securities	---	---	---	---					---				---	---	---	---
	Total Offering Amounts								$2,043,116,450.54	0.00014760	$301,563.99
	Total Fees Previously Paid										$0
	Total Fee Offsets										$0
	Net Fee Due										$301,563.99

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the number of shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Falcon’s Beyond Global, Inc. (the “Company”), issuable upon the exercise of 2,882,245 warrants of the Company initially issued in a private placement (the “Private Placement Warrants”), which are being registered for resale hereby. Each Private Placement Warrant entitles the holder thereof to purchase 0.580454 shares of Class A Common Stock and 0.5 shares of 8% Series A Cumulative Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) at an exercise price of $11.50 per warrant.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the Company’s warrants on the Nasdaq Stock Market LLC (“Nasdaq”) on October 26, 2023 ($0.56 per warrant) and (ii) the exercise price of $11.50 per warrant, in accordance with Rules 457(c) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Placement Warrants registered hereunder has been allocated to the Class A Common Stock issuable upon exercise of such Private Placement Warrants and included in the registration fee paid in respect of such Class A Common Stock.

(4)	Represents the number of shares of Series A Preferred Stock issuable upon the exercise of 2,882,245 Private Placement Warrants, which are being registered for resale hereby. Each Private Placement Warrant entitles the holder thereof to purchase 0.580454 shares of Class A Common Stock and 0.5 shares of 8% Series A Preferred Stock at an exercise price of $11.50 per warrant.

(5)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the Company’s warrants on Nasdaq on October 26, 2023 ($0.56 per warrant) and (ii) the exercise price of $11.50 per warrant, in accordance with Rules 457(c) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Placement Warrants registered hereunder has been allocated to the Series A Preferred Stock issuable upon exercise of such Private Placement Warrants and included in the registration fee paid in respect of such Series A Preferred Stock.

(6)	Represents the sum of (i) 225,000 shares Class A Common Stock issued upon conversion of a promissory note, (ii) 1,250,000 shares of Class A Common Stock issued in connection with the Transactions (as defined in the Registration Statement on Form S-1 of the Company (the “Registration Statement”)), (iii) up to 52,034,117 shares of Class A Common Stock issuable upon the redemption of 52,034,117 common units of Falcon’s Beyond Global, LLC (“Falcon’s LLC”), a subsidiary of the Company, and the simultaneous cancellation of 52,034,117 shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, (iv) up to 1,937,500 shares of Class A Common Stock issued in connection with the Transactions which are subject to earnout and will be released to the selling securityholders named in the Registration Statement, if at all, upon the satisfaction of certain milestones, (v) up to 75,562,500 shares of Class A Common Stock issuable upon the redemption of 75,562,500 common units of Falcon’s LLC and the simultaneous cancellation of 75,562,500 shares of Class B Common Stock issued in connection with the Transactions which are subject to earnout and will be released to the selling securityholders named in the Registration Statement, if at all, upon the satisfaction of certain milestones, all of which is being registered for resale hereby.

(7)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock on Nasdaq on October 27, 2023 ($15.23 per share), in accordance with Rule 457(c) of the Securities Act.

(8)	Represents 2,882,245 Private Placement Warrants which are being registered for resale hereby.

(9)	Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Private Placement Warrants registered hereunder has been allocated to (i) the Class A Common Stock issuable upon exercise of such Private Placement Warrants and included in the registration fee paid in respect of such Class A Common Stock and (ii) the Series A Preferred Stock issuable upon exercise of such Private Placement Warrants and included in the registration fee paid in respect of such Series A Preferred Stock.

(10)	Represents the number of shares of Class A Common Stock issuable upon the exercise of Public Warrants as Additional SPAC Share Consideration (as defined in the S-4 Registration Statement) which shares were not previously registered on the Company’s Registration Statement on Form S-4 (File No. 333-269778) (the “S-4 Registration Statement”) due to the estimates and assumptions used in such S-4 Registration Statement.

(11)	Represents the number of shares of Class A Common Stock issuable upon the exercise of 733,333 Private Placement Warrants, which are being registered as a primary offering hereby. Each Private Placement Warrant entitles the holder thereof to purchase 0.580454 shares of Class A Common Stock and 0.5 shares of 8% Series A Preferred Stock at an exercise price of $11.50 per warrant.

(12)	Represents the number of shares of Series A Preferred Stock issuable upon the exercise of 733,333 Private Placement Warrants, which are being registered as a primary offering hereby. Each Private Placement Warrant entitles the holder thereof to purchase 0.580454 shares of Class A Common Stock and 0.5 shares of 8% Series A Preferred Stock at an exercise price of $11.50 per warrant.

(13)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectus

Security Type	Security Class Title(14)	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Class A common stock underlying Public Warrants (Primary)	3,165,412		$38,111,560.48	Form S-4	333-269778	September 15, 2023
Equity	Class A common stock underlying Private Placement Warrants (Primary)	2,447,526		$29,394,787.26	Form S-4	333-269778	September 15, 2023
Equity	Series A Preferred Stock underlying Public Warrants (Primary)	2,779,211	$	---	Form S-4	333-269778	September 15, 2023
Equity	Series A Preferred Stock underlying Private Placement Warrants (Primary)	2,148,913	$	---	Form S-4	333-269778	September 15, 2023

(14)	No registration fee is payable in connection with the securities previously registered on a registration statement on Form S-4 (File No. 333-269778), which was declared effective on September 15, 2023 (the “Prior Registration Statement”) because such securities are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.